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                               February __, 1994






Salomon Brothers Inc
Lehman Brothers Inc.
Smith Barney Shearson Inc.
As Representatives of the several Underwriters, c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Rochester Telephone Corporation
180 South Clinton Avenue
Rochester, New York 14646-0700

Ladies and Gentlemen:

          C FON Corporation, a Delaware corporation with its sole place of business in Wilmington, Delaware ("C FON"), proposes to sell to the Underwriters, for whom you (the "Representatives") are acting as representatives, 2,885,000 shares of the common stock, par value $1.00 per share (the "Common Stock") of Rochester Telephone Corporation, a New York corporation (the "Company"). C FON is a wholly owned subsidiary of Centel Corporation, a Kansas corporation ("Centel"), and Centel is a wholly owned subsidiary of Sprint Corporation, a Kansas corporation ("Sprint"). This letter (the "Centel Letter") is being provided to the Representatives by Centel pursuant to Section 6(h) of the Underwriting Agreement, dated February __, 1994, among the Representatives, the Company and C FON (the "Agreement"). Capitalized terms not defined herein have the meanings given to them in the Agreement.


          1. REPRESENTATIONS AND WARRANTIES. Centel represents and warrants to, and agrees with, each Underwriter that:

          (i) C FON is the lawful owner of the Securities to be sold by C FON under the Agreement and upon sale and delivery of, and payment for, such Securities, as provided therein, C FON will convey good and marketable title to such Securities, free and clear of all liens, encumbrances, equities and claims whatsoever.

         (ii) Centel has no reason to believe that the representations and warranties of the Company contained in Section 1 of the Agreement are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Prospectus or any supplement thereto which has

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     adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by C FON pursuant to the Agreement is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

        (iii) Centel has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities and has not effected any sales of shares of Common Stock which, if effected by the issuer, would be required to be disclosed in response to Item 701 of Regulation S-K.

          (iv) No consent, approval, authorization or order of any court or governmental agency or body is required with respect to Centel for the consummation by C FON of the transactions contemplated in the Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

         (v) Neither the sale of the Securities being sold by C FON nor the consummation of any other of the transactions contemplated herein by Centel or in the Agreement by C FON or the fulfillment of the terms hereof by Centel or the terms of the Agreement by C FON will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of Centel, or the terms of any indenture or other agreement or instrument to which Centel or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to Centel or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Centel or any of its subsidiaries. In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplement thereto made in reliance upon and in conformity with information furnished in writing to the Company by Centel specifically for use in connection with the preparation thereof, Centel hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (a)(ii) of Section 1 of the Agreement.

          2. AGREEMENTS. Centel agrees with the several Underwriters that it will not during the period of 120 days following the Execution Time, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any other shares of Common Stock beneficially owned by Centel, or any securities convertible into, or exchangeable for, shares of Common Stock. This restriction shall not apply to the officers and directors of Centel.

          3. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Securities from C FON shall be subject to the terms and conditions set forth in Section 6 of the Agreement, including, but not exclusive to, the following:

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          (a)  Centel shall have furnished to the Representatives the opinion of
     Don A. Jensen, Vice President and Secretary of Sprint, dated the Closing Date, to the effect that:

             (i) no consent, approval, authorization or order of any Kansas, Federal or, to the best of such counsel's knowledge, other court or governmental agency or body is required with respect to Centel for the consummation by C FON of the transactions contemplated in the Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained; and

              (ii) neither the sale of the Securities being sold by C FON nor the consummation of any other of the transactions contemplated in the Agreement by C FON or the fulfillment of the terms of the Agreement by C FON will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or By-laws of Centel or the terms of any indenture or other material agreement or instrument known to such counsel and to which Centel or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to Centel or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Centel or any of its subsidiaries.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Kansas or the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent such counsel deems proper, on certificates or letters of responsible officers of the Company, C FON, Centel, Sprint and public officials.

          (b) Centel shall have furnished to the Representatives a certificate, signed by a Vice President of Centel, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus, the Agreement and this Centel Letter and that the representations and warranties of Centel in this Centel Letter are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

          (c) Prior to the Closing Date, Centel shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          4. INDEMNIFICATION AND CONTRIBUTION. (a) Centel agrees that Centel and C FON will jointly and severally indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within

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the meaning of either the Act or the Exchange Act to the same extent as the indemnity from the Company to each Underwriter, C FON, Centel and Sprint set forth in Section 8(a) of the Agreement, but only with reference to written information furnished to the Company by or on behalf of Centel, Sprint or C FON specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which Centel may otherwise have.

          (b) Centel acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

          (c) Centel agrees to indemnify the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act as contemplated by and to the extent set forth in Section 5(b) of the Securities Agreement.

          (d) The provisions of Section 8(e) of the Agreement will be applicable to the indemnification provided by Centel herein as if the indemnification provided herein were provided in Section 8 of the Agreement. Centel agrees that C FON and Centel will be jointly and severally liable for the liabilities, if any, of C FON that shall arise under the provisions of Section 8(f) of the Agreement.

          5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. (a) If the sale of the Securities provided for in the Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Sections 6 (d),
(g), (h) or (m) of the Agreement which is required to be satisfied is not satisfied, because of any termination pursuant to Section 10 of the Agreement (except if trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange) or because of any refusal, inability or failure on the part of C FON, Centel or Sprint to perform any agreement therein or comply with any provision thereof other than by reason of a default by any of the Underwriters or the Company, Centel agrees that C FON and Centel, jointly and severally, will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     (b) If the Agreement is terminated in accordance with Section 10 therein (except if trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange), Centel agrees that the Company, C FON and Centel will be jointly and severally liable to the several Underwriters regarding the obligations pursuant to (a) above. As among the Company, C FON and Centel, the Company will be responsible for 42.3% of the amount paid to the Underwriters and C FON and Centel will be jointly and severally liable for 57.7% of the amount paid to the Underwriters.

          6. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of Centel set forth in or made

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pursuant to this Centel Letter will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, Centel, C FON, Sprint or the Company or any of the officers, directors or controlling persons referred to in Section 8 of the Agreement, and will survive delivery of and payment for the Securities. The provisions of Sections 8 of the Agreement and Sections 4 and 5 of this Centel Letter shall survive the termination or cancellation of the Agreement.

          7. NOTICES. All communications hereunder will be governed by the provisions of Section 12 of the Agreement.

          8. SUCCESSORS. This Centel Letter will inure to the benefit of the Underwriters, their respective successors and their officers and directors and controlling persons referred to in Section 8 of the Agreement, and will bind Centel, its successors and its officers and directors and controlling persons referred to in Section 8 of the Agreement, and no other person will have any right or obligation hereunder.

          9. APPLICABLE LAW. This Centel Letter will be governed by and construed in accordance with the laws of the State of New York.

                           Very truly yours,

                           Centel Corporation

                           By:
                               ---------------------
                               Name:
                               Title:

The foregoing Letter is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Lehman Brothers Inc.
Smith Barney Shearson Inc.

By:  Salomon Brothers Inc

By:
     ----------------------------
     Name:
     Title:

For themselves and the other

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several Underwriters named in
Schedule I to the Agreement.

Rochester Telephone Corporation

By:
     ----------------------------
     Name:
     Title: